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                      WHITE MOUNTAINS INSURANCE GROUP, LTD.
                     CONVERTIBLE PREFERRED STOCK TERM SHEET

All capitalized terms used but not defined herein shall have the meanings given to them in the Subscription Agreement dated as of October 6, 2000 (the "SUBSCRIPTION AGREEMENT") between White Mountains Insurance Group, Ltd., a company existing under the laws of Bermuda ("WTM"), and the Purchasers named therein.

Transaction:          WTM is proposing to acquire the outstanding capital stock
                      of CGU Corporation, a Delaware corporation ("CGU") and an indirect wholly owned subsidiary of CGNU plc, for approximately $2.17 billion of which approximately $1.96 billion is payable in cash and $210 million is payable with a seller's note (see below). In addition, at the time of the acquisition, an approximately $500 million note between CGU and CGNU plc will be outstanding, after the reduction of the note by the proceeds from the sale of Pilot, CGNU's life insurance subsidiaries and certain other assets to CGNU plc, as described below.

                      WTM has formed TACK Holding Corp., a Delaware corporation ("HOLDCO"), to hold all the equity interests in TACK Acquisition Corp., a Delaware corporation ("NEWCO"), which was formed by WTM to acquire CGU.

                      At the closing, the following transactions (the "TRANSACTIONS") shall occur:

                      - Newco will acquire CGU on substantially the terms of the Stock Purchase Agreement in the form attached hereto as Exhibit A (the "STOCK PURCHASE AGREEMENT");

                      - CGU will sell Pilot to CGNU for approximately $285 million;

                      - Newco will issue Newco common stock to Holdco, and Holdco will issue Holdco common stock to WTM, for $725 million in cash contributed by WTM to Holdco and by Holdco to Newco;

                      - Newco will issue Newco common stock to Holdco, and Holdco will issue Holdco common stock to WTM, for approximately $725 million in net tangible assets (FolksAmerica, Peninsula, Main Street America, American Centennial Insurance Company and British Insurance Company of Cayman) contributed by WTM to Holdco and by Holdco to Newco;

                      - Newco will borrow $1 billion pursuant to the terms and conditions of a commitment letter (the "COMMITMENT LETTER") from Lehman Brothers Inc. substantially in the form attached hereto as Exhibit B (the "FINANCING");
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                      -   Holdco will issue a seller's note for $210 million
                          (the "SELLER'S NOTE") on the terms set forth in the term sheet attached hereto as Exhibit C to be repaid in cash or in WTM Common Stock, at Holdco's option, six months after closing; if repaid in WTM Common Stock, the stock will be priced at $174.50 per share; and

                      - In exchange for a purchase price of $225 million, Berkshire Hathaway, Inc. will purchase Newco preferred stock; in addition, for a purchase price of $75 million(1), Berkshire Hathaway Inc. will purchase a warrant to purchase WTM common stock; the terms of the preferred stock and warrant are set forth in the term sheet attached hereto as Exhibit D.

Closing: The Transactions are anticipated to close between December 15, 2000 and February 15, 2001. The drop dead date for this equity commitment will match the drop dead date in the Stock Purchase Agreement.

                      The Purchasers will fund their commitments pursuant to this term sheet at the time of closing of the acquisition of CGU. The commitment shall be in lieu of any commitment of a Purchaser to purchase equity in Holdco or Newco pursuant to the subscription agreement dated September
                      24, 2000, among WTM, Holdco and certain of the Purchasers, which subscription agreement shall terminate with respect to any such Purchaser.

Securities to         WTM will issue to each Purchaser, the face amount of
be issued:            convertible preference shares (the "PREFERRED STOCK")
                      equal to its purchase price as described in Schedule I to the Subscription Agreement (the "PURCHASE PRICE").

                      The Preferred Stock will be issued upon receipt of the Purchase Price from each Purchaser on the day of the closing of the acquisition of CGU by WTM.

                      In addition to the Preferred Stock issued to the Purchasers, WTM may issue additional shares of Preferred Stock at the closing of the Transactions to members of WTM's and CGU's management, WTM directors and other friends and family of WTM. WTM presently plans to issue up to $47.5 million face amount of such additional shares of Preferred Stock on substantially the same terms as provided for in this termsheet.

Liquidation           The liquidation preference of Preferred Stock will equal
Preferences:          25% of the face amount.

Coupon: The Preferred Stock will receive a cumulative dividend of 1% per year, payable semi-annually.

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     (1)This $75 million is included in the $725 million cash capital contribution by WTM to Holdco and by Holdco to Newco, described above.
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Term:                 The term of the Preferred Stock will be from the date of
                      issuance to the earlier of (a) the date of the Required Shareholders Approval (as defined below) or (b) the 10th anniversary of issuance. The Preferred Stock will be automatically converted into common stock of WTM ("WTM COMMON STOCK") by WTM following receipt of the Required Shareholders Approval.

Conversion:           Each Purchaser's Preferred Stock will be converted into a
                      number of shares of WTM Common Stock equal to such Purchaser's Purchase Price, divided by $200 (the
                      "CONVERSION PRICE"), immediately after the Required
                      Shareholders Meeting.

                      "REQUIRED SHAREHOLDERS MEETING" as used herein shall mean the first shareholders meeting at which the shareholder approval required pursuant to Section 312.03(c) of the New York Stock Exchange Listed Company Manual to issue such WTM Common Stock is obtained (the "REQUIRED SHAREHOLDERS APPROVAL"), assuming all such shares are issued in connection with WTM's acquisition of CGU and represent the issuance of shares of WTM Common Stock in excess of 20% of the shares of WTM Common Stock outstanding prior to such acquisition.(2) WTM will seek such approval not later than its 2001 Annual Meeting, although obtaining such approval is not a condition to the Purchasers' obligations hereunder to purchase the Preferred Stock.

                      Mr. John J. Byrne will vote his shares of WTM Common Stock in favor of, and WTM will use its commercially reasonable efforts to obtain, the Required Shareholders Approval.

                      After March 31, 2003, the Preferred Stock shall be convertible at any time at the holder's option, provided that if the Required Shareholders Approval has not been obtained at the time of any such conversion, in lieu of issuing WTM Common Stock, WTM shall pay the holder in cash, for each share of WTM Common Stock to which such holder is entitled upon conversion, an amount equal to the Current Market Price of a share of WTM Common Stock. Any cash payment by WTM to a holder of the Preferred Stock pursuant to this provision shall be made by WTM on the next March 31 or September 30 following written notice by the holder to WTM of its election to convert its shares of Preferred Stock into WTM Common Stock; provided that such notice must be received by WTM at least 60 days prior to such payment date.

                      "CURRENT MARKET PRICE" shall mean, with respect to each share of Preferred Stock, the average of the closing price on the New York Stock Exchange, Inc., for the ten consecutive trading days immediately prior to the date the holder of such Preferred Stock gives written notice of its election to convert such shares of Preferred Stock into WTM Common Stock.

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     (2)To clarify that the first 20% goes to Berkshire Hathaway.
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Obligation to Fund:   The closing of the Purchasers' investment in WTM on the
                      terms provided in the Subscription Agreement and in this Term Sheet and their obligations to fund their commitments as provided therein and herein will be subject only to the completion of the Transactions, including the closing of the acquisition of CGU pursuant to the terms and conditions of the Stock Purchase Agreement, the consummation of Financing on the terms and conditions set forth in the Commitment Letter and the delivery by WTM of Preferred Stock and of a Shareholders Agreement executed by WTM, in each case reasonably reflecting the terms of this term sheet. The Stock Purchase Agreement and the Commitment Letter will not be amended and the closing conditions contained therein will not be waived in any material respect without the consent of each of the Purchasers.

Registration Rights:  After the conversion of the Preferred Stock, Purchasers holding not less than 250,000 shares of WTM Common Stock (subject to customary adjustment for stock splits, stock dividends or reorganizations) will have the right to exercise (i) up to three demand registration rights (in aggregate for all Purchasers) and (ii) unlimited incidental ("PIGGYBACK") registration rights. The Purchasers shall have priority on their demand rights. All shareholders shall be cut back pro rata in any registration initiated by WTM. WTM will pay the registration expenses in connection with any such demand and piggyback rights other than any underwriting discounts and fees and will use commercially reasonable efforts to effect any demand registration as soon as reasonably practicable. Notwithstanding the foregoing, WTM will not be obligated to register securities which could be sold under Rule 144(k) or to keep a registration statement relating to the foregoing registration rights effective longer than 90 days.

Antidilution          The Conversion Price will be subject to customary
Adjustment:           antidilution adjustment prior to the conversion of the
                      Preferred Stock in the event WTM issues warrants, options or other rights to purchase or otherwise acquire additional stock or securities convertible into or exchangeable for additional common stock at a price per share less than fair market value or in the event of stock splits, certain extraordinary distributions or dividends, or reorganizations. The Purchasers acknowledge that (a)
                      Berkshire Hathaway will be issued up to $300 million of preference shares of WTM or of a subsidiary of WTM, which will be convertible into (or will have detachable warrants to purchase) WTM Common Stock at a conversion price of $175 and (b) that Purchasers shall not be entitled to any antidilution adjustment for such issuance, conversion or exercise.

Voting:               The Preferred Stock will be non-voting.
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Transferability:      Except to the extent required by applicable law, the
                      Preferred Stock will be transferable by a Purchaser only
                      (i) with the consent of WTM, which consent shall not be unreasonably withheld, (ii) to an affiliate or (iii) to WTM or other Purchaser(s). The Preferred Stock has not been and will not be registered under the Securities Act of 1933 and may not be offered or sold in the United
                      States or to U.S. persons in the absence of such registration except in reliance on an exemption from the Securities Act.